UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2020

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000
(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around June 12, 2020.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	the impact of the current COVID-19 pandemic;
•	liability for any losses that result from an actual or claimed breach of our fiduciary duties;
•	failing to maintain and protect our brand, independence, and reputation;
•	liability related to cybersecurity and the protection of confidential information, including personal information about individuals;
•	failing to differentiate our products and continuously create innovative, proprietary research tools and financial advisor software;
•	inadequacy of our operational risk management and business continuity programs in the event of a material disruptive event; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;
•	compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit ratings operations;
•	volatility in the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;
•	trends in the asset management industry, including the increasing adoption of investment strategies and portfolios relying on passively managed investment vehicles and increased industry consolidation;
•	liability relating to the collection or distribution of information and data we collect and produce or errors included therein;
•	an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology and data infrastructure to the public cloud and other outsourced providers;
•	the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate;
•	the failure to recruit, develop, and retain qualified employees;
•	challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and
•	the failure to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: May 14, 2020

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a regular basis. The following answers respond to selected questions received through April 30, 2020. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

ESG

1.	Of the €170M enterprise value you estimate for Sustainalytics, how much remains to be paid in 2020 and 2021? How much will the Sustainalytics owners retain? In other words, will they be able to share in the upside as MORN strengthens the asset?

The transaction consideration paid for Sustainalytics includes a cash payment at closing of approximately €55 million (subject to certain potential adjustments) with additional cash payments in 2021 and 2022 based on a multiple of Sustainalytics’ 2020 and 2021 fiscal year revenues.

We will own 100% of Sustainalytics’ shares at closing, but the transaction structure gives Sustainalytics’ employee owners the ability to benefit based on revenue growth.

2.	At one point, MSCI said that they estimated the MSCI ESG business was 2x the Sustainalytics biz, which would suggest revenues of ~$60M, in which case MORN potentially paid a mid-single digit/very attractive multiple for Sustainalytics. Is this in the ballpark?

We are not able to provide information on Sustainalytics at this time, but anticipate certain financial information will be available post-closing, which we expect in the third quarter of 2020.

3.	Can you discuss any product introductions or ways to benefit from the rising importance of ESG? How much of your revenues can be traced to ESG? Can you discuss how the Sustainalytics acquisition fits into your ESG strategy and how you see the competitive landscape in ESG?

Creating innovative, thought leading ESG data and research is central to our mission of empowering investor success, and by extension, our business strategy. Whether in the public or private markets, or up and down the capital structure, we see many opportunities to integrate ESG across Morningstar. We are making ESG factors more visible to investors, including them within our methodologies, research insights and commentary, data and ratings, and investment solutions. For example, in January 2020, we introduced fund level sustainable attributes data, which allows investors to identify funds that are intentional about ESG strategies. As another example, in March 2020, Morningstar DBRS published how it considers ESG factors in its credit research.

We believe ESG will move to the forefront of investing, empowering both today’s investors and the future generation. One of our near-term priorities is to improve the accessibility of ESG data for all investors, and we have already enabled the availability of Sustainalytics data directly through Morningstar data feeds. We’ve also focused on building out portfolio-level ESG metrics for financial advisors and individual investors, bolstering our ESG index offerings, and widening the use of ESG factors in the credit ratings space. We believe that one of the primary differentiators between us and competitors like MSCI is that our solutions are more “open source” in that we make our data widely available to investors of all kinds.

We do not separately track revenues related to specific market segments or products that incorporate ESG factors; however, we are experiencing early success with solutions that incorporate ESG data and research into them, including in our Managed Portfolios. We are seeing a high level of interest in ESG across all our business, regions, and market segments.

Coronavirus

4.	Do you expect to see any lengthening of sales cycles, delays, deferrals, or cancelations from the global pandemic?

While our licensed-based revenue is generally more recurring in nature, the uncertainty caused by the COVID-19 pandemic could lead clients to delay purchasing decisions or product and service implementations, or may cause them to cancel or reduce spending with us. We did not experience any meaningful impact in the first quarter of 2020, but as we indicated in our earnings release, we will start to see certain impacts in Q2.

Enterprise Contract Trends

5.	What are your thoughts on enterprise level contracts (which some of your competitors use) versus more seat-based or per user business models? Do you employ enterprise-level contracts at all?

“Enterprise licensing” can have a number of different meanings and applications. Across Morningstar’s diverse portfolio of products and services, we leverage many different licensing and contracting approaches including asset-based pricing models, user/seat-based models, tiered usage models, and enterprise models. Depending on the nature of the product and client need, enterprise licensing has been quite successful for both Morningstar and our clients. Examples of this include PitchBook’s company-level enterprise licensing for large clients or our Advisor Workstation software product for the advisor segment.

While enterprise licensing can be a good approach in the right situations, we are thoughtful about the effectiveness of such arrangements, and utilize different models based on each client’s needs and situation. We are particularly sensitive to challenges where enterprise agreements can lead to “shelfware” or underutilized software. Indeed, many large software firms have learned that they have damaged relationships where clients feel committed to spend levels for software and solutions that have not been fully deployed or utilized. Thus, we often employ a seat-based approach to demonstrate the value of our offerings, and we leverage Customer Success teams to stay close to clients and ensure they realize value from their investments in Morningstar products, regardless of whether they take a seat-based or enterprise approach.

PitchBook

6.	How does PitchBook get the data on private companies? Does any of the data come from the investors or companies themselves?

PitchBook uses a combination of proprietary technology and a dedicated team of over 400 researchers to provide the most comprehensive, in-depth, and accurate data on the private capital markets. The research team communicates directly with people involved in deals to gather and validate hard-to-find information. More information can be found on the research process here: https://pitchbook.com/research-process

7.	How is PitchBook different than S&P Capital IQ or CB Insights platforms?

PitchBook has several notable advantages over the firms cited in your question. For instance, while strong in public market data, we believe that S&P Capital IQ does not have the deep data and insights on the private capital markets that we possess, creating certain gaps for customers looking to understand the full impact and trends across public and private market capital flow.

PitchBook’s strengths are based on depth and breadth of hard-to-find private market data including capitalization tables, pre-money valuations and deal multiples, fund-level data and contact information for 1.8 million deal professionals. To strengthen our platform, we've been heavily investing in public market coverage and are now tracking more than 81,000 publicly-traded companies, including the following:

•	Fundamentals for public companies representing more than 99% of worldwide market capitalization

•	Forward-looking estimates

•	Institutional public equity research

CB Insights data sets focus largely on the venture and start-up space. While CB Insights uses similar sources when gathering data, PitchBook goes a step further by verifying the accuracy of automatically-gathered data and collecting supplemental information to provide the most comprehensive picture possible. CB Insights’ coverage is limited to top-level information on the venture financing space, providing a snapshot of investors, deals, and companies. In contrast, PitchBook publishes detailed, proprietary capitalization tables information including series terms, authorized shares, liquidation preferences, stock prices, voting rights, and percentage ownership. Our private transactions also include deal multiples and calculated pre-money valuations. CB Insights does not include important personnel information, like lead investors, that can be found on PitchBook. We believe that PitchBook customers are able to fundraise faster with better benchmarks and a more thorough evaluation of exit potential.

8.	PitchBook has put up quite impressive growth since your acquisition. Can you discuss the key growth drivers at PitchBook?

PitchBook’s revenue growth comes from three main drivers: Increasing the core customer user base (i.e. private equity and venture capital firms), increasing the user base through “adjacent” customer segments (i.e. corporate M&A teams, investment banks, service providers), and through innovation and product upgrades that add value and allow customers to use PitchBook more often to solve their needs.

Growth is enabled by a focus on our customers, product enhancements, and differentiation. We have been successful in driving growth from new and existing customers by delivering incremental value through the PitchBook Platform. Our focus on the quality of our data and rigorous research process, continued product innovation, and our sales and marketing process are all important contributors.

As examples, in 2019 we delivered 338 upgrade releases through the PitchBook Platform, making it easier and faster to derive meaningful insights into the evolving capital markets. We also focused on expanding datasets, adding coverage of over 535,000 North American private companies, driven by deeper research analysis, and increased scale of our proprietary automated data collection processes. We added more than 100,000 European private companies with registry financials, shareholder ownership data to 57,000 to companies in Europe, and 5,700 new European valuations. Additionally, we focused on expanding coverage of Chinese venture capital, adding nearly 3,500 new Chinese companies with VC backing and over 9,700 new financings to these Chinese venture-backed companies.

Operating Margin

9.	We appreciate the additional transparency and disclosure around Key Product Areas (Morningstar Data, PitchBook, DBRS Morningstar, Morningstar Direct, Investment Management, Advisor Workstation, Workplace Solutions). Have you given thought about providing EBIT margin by product area? Or can you at least qualitatively describe margins in Key Product Areas from highest/lowest?

In aggregate, our licensed based revenue carries the highest margins in our portfolio given the inherent leverage in selling subscriptions for data, research, and software.

Our asset-based revenue would come next, with aggregate margins below that of our licensed-based revenue and the company average. Revenue in this category is generally basis point driven and we tend to see positive leverage as assets grow and the reverse during periods of market decline.

Finally, our transaction-based margins primarily reflect the credit ratings business. We are continuing to invest for scale here. Across the industry, added scale confers advantages over time. In fact, the addition to DBRS to our portfolio has already had a meaningfully positive impact on the margins in this part of the business.

10	Do you have aspirational margin targets for the consolidated company? With organic growth accelerating quite nicely, why shouldn’t shareholders expect margins to improve more materially? How does management think about the trade-off between organic growth and incremental profitability?

There are many factors that play into our margin, including our business mix, the level of annual investment, and market factors. We work to strike the right balance to make sure we are making good decisions to accelerate growth in key areas of the business where we believe we have substantial long-term opportunities to generate superior returns. Our recent organic revenue and cash flow performance help substantiate our approach. While we cannot share specific targets, we recognize that we have opportunities to grow margin over time.

Morningstar Equity Research

11.	So far, has MiFID II been a tailwind or a headwind for equity research revenues?

The revised Markets in Financial Instruments Directive (MiFID II) came into effect In Europe in January 2018. Traditionally, brokers bundled investment research with trading execution services; however, under MiFID II, brokers must price investment research separately. So far, this change has been a net positive for Morningstar Equity Research. Our differentiated research resonates with asset managers that have a fundamental, long-term oriented focus. In the advisor segment, we’ve seen greater opportunity at the wealth management divisions of large banks, which have traditionally sourced equity research from their own sell-side brokerage units. In some cases, these equity research units have been challenged, so the wealth management divisions have had to look for other sources of equity ratings and research that can provide broad, consistent, and reliable coverage. In these cases, we’ve been able to present ourselves as a great partner for co-branded equity research.

On the buy-side front, we’ve experienced some pricing headwinds, but we’ve also substantially added to our customer base across Europe, made inroads into the accounts where we’ve struggled in the past, and expanded our presence in some of the smaller European markets, such as Scandinavia and Luxembourg.

That said, large investment banks have significantly lowered their rates for read-only research and have moved towards offering subscriptions on an enterprise level. We’ve also seen that the consumption of research is generally lower due to the explicit cost attached to analyst access and greater transparency around “rate per usage.” But while we initially saw research budgets fall dramatically, we have now observed some stability, albeit at lower levels than the past.

Our focus continues to be providing independent and objective research at Morningstar and we have a history of serving clients well in a manner that is stable and dependable. Soft-dollar arrangements and the lack of payment mechanisms prior to MiFID II were significant barriers for most independent research providers and we view their removal as a positive for investors. We are very comfortable playing on this newly-even playing field.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 14, 2020
	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer